Exhibit 23.1





                            INDEPENDENT AUDITORS' CONSENT


          The Board of Directors
          Century Telephone Enterprises, Inc.


          We consent to the use of our report dated February 4, 1994, incorporated herein by reference and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus. Our report refers to changes in the methods of accounting for income taxes and post-retirement benefits other than pensions in 1992.


          /s/ KPMG Peat Marwick
          KPMG PEAT MARWICK



          Shreveport, Louisiana
          March 29, 1994